Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Reports First Quarter EPS of $0.06

Raises Fiscal 2010 EPS Guidance Range to $0.90 - $1.00

HOUSTON, TX, May 20, 2010 -- Stage Stores, Inc. (NYSE: SSI) today reported net income for the first quarter ended May 1, 2010 of $2.2 million, or $0.06 per diluted share, compared to a net loss of $0.9 million, or $(0.02) per diluted share, for the prior year first quarter ended May 2, 2009.

Andy Hall, President and Chief Executive Officer, commented, “We are pleased with our first quarter results, which reflect improving sales trends and solid operating leverage.  Our 1.9% increase in sales was driven by the strength of our new stores and a 0.8% comparable store sales increase during the nine week March and April period.  Tightly managed inventories and expenses led to 110 and 40 basis point improvements in gross profit and SG&A, respectively.”

Mr. Hall continued, “Operationally during the quarter, we opened 18 new stores, 16 of which were opened under the Goody’s nameplate.  The total number of Goody’s locations now stands at 33.  We are very pleased with the performance of our new Goody’s stores, and we continue to gain market share in those markets that formerly overlapped with a Goody’s store.  We added two Estee Lauder and two Clinique counters, re-introduced JH Collectibles, a moderately priced causal sportswear brand that is now exclusive to Stage Stores, and launched the exciting Wishful Park private label to our Juniors customer.  We continued to pilot our markdown optimization tool and remain on schedule for a full roll-out by the end of the year.  We also began work on an eCommerce platform, with full roll-out targeted for 2011.”

Mr. Hall concluded, “We are encouraged by our first quarter results and continue on track to meet our fiscal 2010 objectives of growth in sales, operating margin, and EPS.”

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Stage Stores Reports First
Quarter EPS of $0.06
Page – 2

Fiscal 2010 – Second Quarter and Updated Full Year Guidance
Commenting on the Company’s second quarter guidance, Mr. Hall stated, “We are projecting second quarter sales to increase between 2.3% and 4.4%.  The comparable store sales change is expected to range from flat to a 2.0% increase.  This guidance reflects our current trend of business of plus 0.8% for the nine week March and April period.”

2nd Quarter 2010:

	2Q 2010 OUTLOOK			2Q 2009
Sales ($mm)	$350	-	$357	$342

Diluted EPS	$0.26	-	$0.30	$0.24

Diluted Shares (m)	39,150			38,467

Commenting on the Company’s full year guidance, Mr. Hall stated, “We are raising our fiscal 2010 comparable store sales guidance to flat to 1.5% and now expect EPS of $0.90 to $1.00, which is a $0.10 increase over our prior EPS guidance range of $0.80 to $0.90.”

FY 2010:

	FY 2010 OUTLOOK			FY 2009
Sales ($mm)	$1,467	-	$1,489	$1,432

Diluted EPS	$0.90	-	$1.00	$0.75

Diluted Shares (m)	39,080			38,413

Conference Call Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its first quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1206.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, May 28, 2010.

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Stage Stores Reports First
Quarter EPS of $0.06
Page – 3

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 774 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company’s sales and EPS outlooks for the second quarter of the 2010 fiscal year, as well as for the 2010 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2010, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended
	May 1, 2010		May 2, 2009
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$340,042	100.0%	$333,566	100.0%
Cost of sales and related buying, occupancy
and distribution expenses	250,147	73.6%	249,083	74.7%
Gross profit	89,895	26.4%	84,483	25.3%
Selling, general and administrative expenses	83,849	24.7%	83,606	25.1%
Store opening costs	1,456	0.4%	1,186	0.4%
Interest expense, net of income of $29 and $61, respectively	1,045	0.3%	1,158	0.3%
Income (loss) before income tax	3,545	1.0%	(1,467)	-0.4%
Income tax expense (benefit)	1,347	0.4%	(562)	-0.2%
Net income (loss)	$2,198	0.6%	$(905)	-0.3%

Basic and diluted earnings (loss) per share data:
Basic earnings (loss) per share	$0.06		$(0.02)
Basic weighted average shares outstanding	38,273		37,930

Diluted earnings (loss) per share	$0.06		$(0.02)
Diluted weighted average shares outstanding	38,773		37,930

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	May 1, 2010	January 30, 2010

ASSETS
Cash and cash equivalents	$80,207	$93,714
Merchandise inventories, net	349,195	306,360
Prepaid expenses and other current assets	26,306	27,095
Total current assets	455,708	427,169

Property, equipment and leasehold improvements, net	335,382	342,001
Intangible asset	14,910	14,910
Other non-current assets, net	17,132	16,351
Total assets	$823,132	$800,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$128,930	$100,602
Current portion of debt obligations	12,932	12,726
Accrued expenses and other current liabilities	59,584	69,688
Total current liabilities	201,446	183,016

Long-term debt obligations	34,844	38,492
Other long-term liabilities	103,248	102,877
Total liabilities	339,538	324,385

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized,
56,772 and 56,080 shares issued, respectively	568	561
Additional paid-in capital	509,113	501,800
Less treasury stock - at cost, 18,071 shares	(288,202)	(288,079)
Accumulated other comprehensive loss	(5,831)	(5,897)
Retained earnings	267,946	267,661
Total stockholders' equity	483,594	476,046
Total liabilities and stockholders' equity	$823,132	$800,431

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Thirteen Weeks Ended
	May 1, 2010	May 2, 2009
Cash flows from operating activities:
Net income (loss)	$2,198	$(905)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	14,317	14,932
Deferred income taxes	(40)	288
Tax benefits (deficiency) from stock-based compensation	1,277	(249)
Stock-based compensation expense	1,167	1,440
Amortization of debt issue costs	75	73
Excess tax benefits from stock-based compensation	(1,905)	(112)
Deferred compensation	47	36
Amortization of employee benefit related costs	107	130
Construction allowances from landlords	2,510	1,706
Changes in operating assets and liabilities:
Increase in merchandise inventories	(42,835)	(23,808)
Decrease (increase) in other assets	214	(987)
Increase in accounts payable and other liabilities	16,601	15,349
Total adjustments	(8,465)	8,798
Net cash (used in) provided by operating activities	(6,267)	7,893

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(8,496)	(13,055)
Net cash used in investing activities	(8,496)	(13,055)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	-	132,923
Payments of revolving credit facility borrowings	-	(129,856)
Proceeds from long-term debt obligations	-	1,585
Payments of long-term debt obligations	(3,442)	(3,131)
Repurchases of common stock	(123)	(151)
Proceeds from exercise of stock options and stock appreciation rights	4,829	840
Excess tax benefits from stock-based compensation	1,905	112
Cash dividends paid	(1,913)	(1,892)
Net cash provided by financing activities	1,256	430
Net decrease in cash and cash equivalents	(13,507)	(4,732)

Cash and cash equivalents:
Beginning of period	93,714	26,278
End of period	$80,207	$21,546